EXHIBIT 99.1

                      PRESS RELEASE ISSUED OCTOBER 7, 2003









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          tel: 303.665.4200
      fax: 303.665.5955
   1075 South Boulder Road, Suite 205
Louisville, Colorado 80027
                                                        CTA PUBLIC RELATIONS
                                                               www.ctapr.com




                                      NEWS

FOR IMMEDIATE RELEASE:  October 7, 2003

CONTACT: Marc E. Bruner, Chairman & CEO           Bevo Beaven, Vice President
         GALAXY ENERGY CORPORATION                Carl Thompson, Principal
         Phone: (305) 373-5725                    CTA PUBLIC RELATIONS, INC.
         Fax: (305) 373-5726                      (303) 665-4200

     GALAXY ENERGY COMPLETES PRIVATE PLACEMENT FOR $5.6 MILLION, EXPECTS TO
                 INITIATE DRILLING IN POWDER RIVER BASIN Q4 2003


DENVER, COLO. - OCT. 7, 2003 - GALAXY ENERGY CORPORATION (OTC BB: GAXI) announced the completion of a private placement of 7% convertible debentures. The funding, which was led by Crestview Capital Funds of Chicago, Ill., raised $5.6 million for Galaxy.

"We are pleased to be working with Crestview Capital in the initial stages of funding for our Powder River basin operations," said Marc E. Bruner, Chairman and Chief Executive Officer of Galaxy Energy. "This capital infusion will allow us to exercise our option to acquire and initiate drilling on our Montana coalbed methane prospects before year-end."

Crestview Capital Fund's managing member Stewart Flink added, "We believe that Galaxy's growth potential has been overlooked by the investment community. The supply and demand characteristics of the natural gas sector are very favorable right now and we are glad to be playing a significant role in helping Galaxy begin to prove its domestic reserves. We will continue to look for other opportunities of this caliber in the natural gas sector."

Galaxy plans to use a portion of the proceeds to exercise its option to purchase approximately 50,000 net acres in the Kirby and Castle Rock prospects in the Powder River basin from Quaneco, LLC of Sheridan, Wyoming. Rocky Mountain Gas, Inc., a subsidiary of U.S. Energy Corporation (Nasdaq: USEG), owns 43.75% of the Castle Rock prospect, and CCBM, Inc., a subsidiary of Carrizo Oil and Gas (Nasdaq: CRZO), owns 6.25% of the prospect. Quaneco owns 50% of the Castle Rock prospect.

Pinnacle Gas Resources, Inc., owns 50% of the Kirby prospect, and Quaneco owns 50%.

Upon exercising its option with Quaneco to acquire acreage on both prospects, Galaxy will own an approximate 25% undivided interest in both Kirby and Castle Rock coalbed methane prospects, and it intends to initiate a pilot program on these assets of up to 128 wells by mid- fourth quarter of 2003.

                                     (more)

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Galaxy Energy Corporation is in the business of oil and gas exploration and production and is currently acquiring and developing coalbed methane (CBM) and other unconventional and conventional natural gas properties in Wyoming, Montana, Texas and Europe.

This press release consists of forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and actual results could differ materially from those indicated by such forward looking statements. The Company assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.

Additional information may be found at the Galaxy Energy Web site, www.galaxyenergy.com, or by calling Bevo Beaven, Vice President, CTA Public Relations, (303) 665-4200. Galaxy Energy Corporation may be reached at (305) 373-5725 or by fax at (305) 373-5726.

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